THIRD AMENDMENT TO THE
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
INDIANTOWN COGENERATION, L.P.

          THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF INDIANTOWN COGENERATION, L.P. (this "Third Amendment") dated as of the 4th day of June, 1999 by and among PALM POWER CORPORATION/, a Delaware corporation ("Palm"), TOYAN ENTERPRISES, a California corporation ("Toyan"), INDIANTOWN PROJECT INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership ("IPIP"), TIFD III-Y INC., a Delaware corporation ("TIFD") and THALEIA, LLC, a Delaware limited liability company ("Thaleia" and together with Palm, IPIP, Toyan and TIFD, the "Partners").

STATEMENT OF PURPOSE

          WHEREAS, Partners are parties to that certain Amended and Restated Limited Partnership Agreement of Indiantown Cogeneration, L.P. (the "Partnership") dated September 30, 1992 (as amended by the First Amendment thereto, dated as of November 1, 1994, the Cogentrix Amendment thereto dated August 10, 1998 and the Dana Amendment thereto dated August 10, 1998, the "Agreement").

          WHEREAS, TIFD is the owner of a 40% limited partner interest (the "Partnership Interest") in the Partnership, which limited partnership interest includes BOC Partner Rights.

          WHEREAS, pursuant to that certain Purchase Agreement dated as of June 3, 1999 by and between Thaleia and TIFD (the "Purchase Agreement"), TIFD has agreed to sell, and Thaleia has agreed to purchase the Partnership Interest, including the BOC Partner Rights, in three installments as follows: at the First Closing (as defined in the Purchase Agreement), Thaleia shall purchase a 19.9% interest in the Partnership, at the Second Closing (as defined in the Purchase Agreement), Thaleia shall purchase a 20.0% interest in the Partnership (including the BOC Partner Rights held by TIFD), and at the Third Closing (as defined in the Purchase Agreement), Thaleia shall purchase a 0.1% interest in the Partnership, in each case, subject to the terms and conditions set forth in the Purchase Agreement (such sale, the "Proposed Sale").

          WHEREAS, Thaleia is a wholly-owned indirect subsidiary of Cogentrix Energy, Inc. and, as such, qualifies as a PGE Corp.-Cogentrix Affiliate under the Agreement.

          WHEREAS, the Partners desire to amend the Agreement in certain respects in connection with the Proposed Sale.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners intending to be legally bound, hereby agree as follows:

          1.    Certain Terms. All capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

          2.    Effective Date. This Agreement shall be effective as of the date hereof except for the provisions set forth in Sections 3(a), (c), (d), (e), (f), (g), (h) and (j), which shall become effective as of the Second Closing (as defined in the Purchase Agreement).

          3.    Amendments to Agreement.

          (a)   The definition of "BOC Partner" in Section 1.7 of the Agreement is hereby amended by deleting the name "TIFD" in subsections (i) and (ii) thereof and adding Thaleia in lieu thereof.

          (b)   Section 1.7 of the Agreement is hereby amended to include the following term: "Thaleia" means Thaleia LLC, a Delaware limited liability company.

          (c)   Section 6.1(b) of the Agreement is hereby amended by deleting the phrase "TIFD Representatives: Robert E. Maxwell and Michael Tzougrakis" therefrom and adding the phrase "Thaleia Representatives: Thomas J. Bonner and Thomas F. Schwartz" in lieu thereof.

         (d)   Section 6.9(a) of the Agreement is hereby amended by deleting the semicolon at the end of subparagraph (i) thereof and adding the word "and" in lieu thereof.

          (e)   Section 6.9(a) of the Agreement is hereby further amended by deleting the phrase "; and (iii) the president of GE Capital Services Structured Finance Group, Inc." therefrom and adding a period in lieu thereof.

           (f)   Section 6.9(c) of the Agreement is hereby deleted in its entirety.

          (g)   Section 6.10(a) of the Agreement is hereby amended by deleting the name "TIFD" in the third and eighth lines thereof and adding "Thaleia" in lieu thereof.

          (h)   Section 6.10(b) of the Agreement is hereby amended by deleting the name "TIFD" in the third line thereof and adding "Thaleia" in lieu thereof.

          (i)   Section 11.4 of the Agreement is hereby amended by adding the following after the notice address of TIFD therein:

"Thaleia                                Thaleia, LLC
                                            c/o Cogentrix Energy, Inc.
                                            9405 Arrowpoint Boulevard
                                            Charlotte, North Carolina 28273
                                            Attn: Senior Vice President-Finance and Treasurer

           with a copy to:          Cogentrix Energy, Inc.
                                            9405 Arrowpoint Boulevard
                                            Charlotte, North Carolina 28273
                                            Attn: General Counsel"

           (j)    Section 11.4 of the Agreement is hereby amended by deleting the notice address of TIFD therefrom.

           4.   Admission and Withdrawal of Partners. Effective at the time the First Closing shall have been consummated, Thaleia is admitted as a Partner and agrees to be bound by the terms and conditions of the Agreement. Effective at the time the Third Closing shall have been consummated, TIFD withdraws as a Partner.

           5.   Board of Control Consent. The Board of Control of the Partnership shall be deemed to have consented to the sale of the Partnership Interest to Thaleia and the other transactions contemplated by the Purchase Agreement.

           6.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any other applicable conflict of law provisions.

           7.    Amendments. This Amendment may not be amended, altered, modified or revoked without the prior written consent of all parties hereto.

           8.    Headings. All headings in this Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

           9.    Further Obligations. Each of the parties hereto agrees to execute all other agreements, instruments and documents and to perform all further acts which may be necessary to consummate the transactions contemplated herein.

           10.   Binding Nature and Benefit. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assignors.

           11.  Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                           PALM:
                                       PALM POWER CORPORATION

                                       By:________________________________
                                          Name:
                                          Title:

                           TOYAN:

                                       TOYAN ENTERPRISES

                                       By:________________________________
                                          Name:
                                          Title:

                           TIFD:

                                       TIFD III-Y INC.

                                       By:________________________________
                                          Name:
                                          Title:

                           THALEIA:

                                       THALEIA, LLC

                                       By:________________________________
                                          Name:
                                          Title:

                           INDIANTOWN PROJECT INVESTMENT
                              PARTNERSHIP, L.P.:

                                       By:________________________________
                                          Name:
                                          Title: